EXHIBIT 10.1

                    OPTION TO PURCHASE PROPERTY AGREEMENT


   THIS OPTION AGREEMENT (the "Agreement") is granted, effective as of November 1, 2007 (the "Date of Grant"), by IBEX MINERALS, INC., a corporation domiciled in the state of Nevada (the "Company or Optionor"), is executed and effective as of the Date of Grant, by and between the Optionor and Scott Wetzel, an individual, (the "Optionee").


                                 RECITALS

   A. The Board of Directors pursuant to a resolution by the Board of Directors of the company and Shareholders of the Company pursuant to a unanimous written consent have duly authorized the execution of this Option to Purchase Agreement.

   B. The Board of Directors, pursuant to the By-Laws of the Company is empowered to grant an Option for specific consideration, to the Optionee, relating to the performance of certain services.

   C. Optionor is desirous to grant this Option and the Board of Directors of the Company has passed a resolution authorizing the president of the company to execute this Option Agreement, pursuant to consideration to be paid by Optionee or its assign to the Company. The Company, for $1.00 and other good and valuable consideration has designated the Optionee to receive this Option pursuant to certain terms and conditions outlined below.

   NOW, THEREFORE, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

                                      1.

                 Property Subject to Option and Option Price

   The Company hereby grants to the Optionee an Option (The "Option") to acquire all right, title and interest from the Company, a total of three (3) Patented Mining Claims located in Baker County, Oregon, more specifically described in Exhibit A attached hereto. The exercise price will be $20,000 (the "Option Price") for the ninety (90) day term of the option. The Option shall be subject to all of the terms and conditions contained herein. In the event this option is assigned to a newly organized company, additional compensation in the amount of common stock equal to $20,000 at the same price as the Company's first offering will be issued to the Optionor. Optionor reserves the right to make a distribution of these shares to its shareholders of record.

                                      2.

                             Terms of the Option

   The Option shall be subject to the following terms and conditions:

   2.1 The Option for the Three (3) patented mining claims shall be able to be exercised for a period of Ninety (90) days from the date of this Agreement. Upon execution of this Option, the Optionee will be entitled to exercise an option to purchase the real property described in Exhibit A at any time during the term of the Option granted by the Optionor. The Option Agreement may be exercised by the Optionee, by the delivery of the written Notice of Intent to Exercise an Option, attached hereto as Exhibit "B", along with either a cashiers check to the office of the Optionor.

                                      3.

                  Limitations on Exercisability of the Option

   The exercise of the Option hereby granted, shall be subject to all of the terms and conditions of this Agreement, including, without limitation, the provisions relating to termination of the option in the event of the demise, the disability or the provisions relating to adjustments to and/or cancellation of the Option as specified in this Agreement.

                                     4.

                   Exercise and Assignment of the Option

   The Option shall be exercised by: (a) delivering to the Company a written notice in the form of the document attached hereto as Exhibit "B"; and (b) tendering full payment of the Option Price for the property for which exercise is made (and any payment with respect to withholding requested by the Company pursuant to Section 13 below. This Option is assignable to a third party by the Optionee without the consent of the Optionor. In the event this option is assigned to a third party, the Optionee shall provide a copy of the assignment to the Optionor within Fifteen (15) business days after execution of the assignment.

   Within Ten (10) business days after the option is exercised and funds are received by the Optionor and under the assumption the Option is assigned to a newly formed corporation, Optionor shall provide written instructions to the Independent stock transfer agent of the new company to transfer shares for the benefit of the Optionor or the shareholders of the Optionor.

                                     5.

                       Transferability of the Option

   The Option shall be transferable, assigned or exercisable by any person or entity other than the Optionee, without approval by the Board of Directors of the Optionor.

                                    6.

                Warranties and Representations of the Optionee

   By executing this Agreement, the Optionee accepts the Option and represents and warrants to the Company and covenants and agrees with the Company as follows:

   6.1 The Optionee or any Assignee agrees to abide by all of the terms and conditions of this Option Agreement.

   6.2 The Optionee or any Assignee recognizes, agrees and acknowledges that no registration statement under the 1933 Act, or under any state securities laws, has been or will be filed with respect to any shares of Common Stock acquired by the Optionor upon exercise of this Option by the Optionee. Any shares of a new company acquired or being transferred pursuant to the exercise of this Option are restricted in nature, will be issued to the Optionor pursuant to an exemption available from registration per Regulation D and can only be sold pursuant to a registration statement or exemption for sale pursuant to Rule 144.

                                      7.

                       Indemnification by the Optionee

   The Optionee or any Assignee agrees to indemnify the Company, hold it harmless from and against any financial loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the Company, as a result of any breach by the Optionee of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in this Option.

                                      8.

                           Access to Information

   The Company agrees, subject to receipt of a written request, to make available to the Optionee or any Assignee upon written request, any and all information regarding the three patented claims and provide copies of all technical reports, geological reports, metallurgical data, smelter and refining reports and engineering reports in possession of the Company.

                                     9.

                            Further Assurances

   The Optionee or any Assignees agrees from time to time to execute such additional documents as the Company may reasonably require in order to effectuate the purposes of the this Agreement.

                                     10.

                               Binding Effect

   This Agreement shall be binding upon the Optionee and his or her heirs, successors and assigns, including any Qualified Successor in interest of the Optionee.


                                     11.

                       Entire Agreement; Modifications

   This Option and Agreement constitutes the entire agreement and understanding between the Company and the Optionee regarding the subject matter hereof. No waivers, alterations or modifications of the Option or this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought. The failure of any party to enforce any of its rights against the other party for breach of any of the terms of the Option or this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

                                     12.

                                Governing Law

   The laws of the State of Nevada shall govern the Option and this Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                         IBEX MINERALS, INC.

"OPTIONEE"                               "OPTIONOR"


By:
    Scott Wetzel, an Individual          Sherry Edington, President




                              EXHIBIT A


        Patented Mining Claims          Mineral Survey Number
            OK Quartz Load                    M.S. 301
           Rapid Quarts Load                  M.S. 30o
          Bayhorse Quartz Load                M.S. 133




                                 EXHIBIT B

                     NOTICE OF INTENT TO EXERCISE OPTION

                             OPTION AGREEMENT


To:   The Board of Directors
      Ibex Minerals, Inc.
      Reno, Nevada

   Please be advised that the undersigned does hereby exercises the option to purchase three patented mining claims located in Baker county, Oregon, pursuant to the terms of an Option Agreement (the "Agreement"), dated November 1, 2007.

   I hereby elect to purchase the three patented mining claims for Twenty Thousand ($20,000) Dollars cash and the issuance of $20,000 of common stock predicated on the most recent offering price of a newly formed company. We hereby tender a cashier's check in the amount of ($20,000) dollars or a bank wire transfer to Ibex Minerals, Inc. for the purchase of the named properties in Exhibit A, the aggregate option price to purchase the three patented mining claims for which exercise is hereby made.


Dated this _______ day of ________, 2007.



_______________________________
Scott Wetzel


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